                                                                     EXHIBIT 4.1


                               FIRST AMENDMENT TO

                       364-DAY REVOLVING CREDIT AGREEMENT

                            Dated as of May 5, 1999

                                     AMONG


                                  DYNEGY INC.
                               (formerly known as
                                NGC CORPORATION)

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                    Individually and as Administrative Agent

                            THE CHASE MANHATTAN BANK
                     Individually and as Syndication Agent

                                      and

                                CITIBANK, N.A.,
                    Individually and as Documentation Agent

                                      and

                            THE LENDERS NAMED HEREIN

             FIRST AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT, dated as of
May 5, 1999, is among Dynegy Inc. (formerly known as NGC Corporation), a Delaware corporation, as Borrower (the "Borrower"), the Lenders parties hereto, The First National Bank of Chicago, as administrative agent (the "Administrative Agent"), The Chase Manhattan Bank, as syndication agent (the "Syndication Agent") and Citibank, N.A., as documentation agent (the "Documentation Agent"). Capitalized terms used herein, unless otherwise defined, have the meanings assigned to them in the Credit Agreement (as hereinafter defined). The parties hereto agree as follows:


                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders, the Issuers, the Administrative Agent, the Syndication Agent, and the Documentation Agent have heretofore entered into a certain 364-Day Revolving Credit Agreement, dated as of May 27, 1998 (herein called the "Credit Agreement"); and

     WHEREAS, the Borrower, the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent now intend to amend the Credit Agreement in certain respects as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent hereby agree as follows:

     SECTION 1.     Amendments to Credit Agreement.

     A. The following definitions are added to Section 1.1 of the Credit Agreement in alphabetical order:

     "Commitment Increase Effective Date" is defined in Section 2.25.

     "Increasing Lenders" is defined in Section 2.25.

     "New Lender" is defined in Section 2.25.

     "New Funds Amount" means the amount by which a New Lender's or an Increasing Lender's outstanding Committed Loans increase as of a Commitment Increase Effective Date (without regard to any such increase as a result of Advances made on such Commitment Increase Effective Date).

     "Notice of Commitment Increase" is defined in Section 2.25.

     "Partially Increasing Lender" is defined in Section 2.25.

     "Reducing Lender" is defined in Section 2.25.

     "Reduction Amount" means the amount by which a Reducing Lender's or a Partially Increasing Lender's outstanding Loans decrease as of a Commitment Increase Effective Date (without regard to any such increase as a result of Advances made on such Commitment Increase Effective Date).

      B. The definitions of "Aggregate Commitment", "Applicable Documentary Margin", "Applicable Facility Fee", "Applicable Margin" and "Facility Termination Date" appearing in Section 1.1 of the Credit Agreement are each amended and restated to read as follows:

     "Aggregate Commitment" means $400,000,000 as such amount may be reduced or increased from time to time pursuant to the terms hereof, including without limitation, Section 2.7 and Section 2.25.

     "Applicable Documentary Margin" means on any date and with respect to each Documentary Letter of Credit (subject to clause (iii) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Applicable Rating Level on such date:


                                Applicable
Applicable                     Documentary
Rating Level                      Margin
---------------                ------------
Level I                             0.2000%

Level II                            0.2500%

Level III                           0.3000%

Level IV                            0.3750%

Level V                             0.5000%
------------------             -----------

The Applicable Documentary Margin for each Applicable Rating Level set forth in the chart above shall be increased on any date by 0.1250% if, on such date, the aggregate amount of all outstanding Advances plus Letter of Credit Liabilities is greater than 25% of the Aggregate Commitment.

     "Applicable Facility Fee" means on any date (subject to clause (iii) of the definition of "Applicable Rating Level") the rate per annum set forth below opposite the Applicable Rating Level:

Applicable Rating Level                Applicable Facility Fee

Level I                                       0.0900%

Level II                                      0.1000%

Level III                                     0.1500%

Level IV                                      0.2000%

Level V                                       0.2500%
----------------------------------------------------

     "Applicable Margin" means on any date (subject to clause (iii) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Applicable Rating Level on such date:


Applicable                    Applicable
Rating Level                    Margin
---------------               -----------
Level I                           0.3100%

Level II                          0.4000%

Level III                         0.4500%

Level IV                          0.5500%

Level V                           0.7500%
------------------            ----------

The Applicable Margin for each Applicable Rating Level set forth in the chart above shall be increased on any date by 0.1250% if, on such date, the aggregate amount of all outstanding Advances plus Letter of Credit Liabilities is greater than 25% of the Aggregate Commitment.

     "Facility Termination Date" means the earlier of (i) May 3, 2000 or such other later date as may result from any extension requested by the Borrower and consented to by the Accepting Lenders pursuant to Section 2.24 and (ii) the date on which the Aggregate Commitment shall have been reduced to zero pursuant to
Section 2.7.

     C. The Credit Agreement is amended by adding the following Section 2.25 at the end of Article II.

          "2.25 Procedures with respect to the Aggregate Commitment. So long as no Default or Unmatured Default has occurred and is continuing, the Borrower may request from time to time, and subject to the terms and conditions hereinafter set forth, that the Aggregate Commitment be increased by giving written notice thereof to the Administrative Agent; provided, however, that any such notice must be given no later than 60 days prior to the then Facility Termination Date. Each such notice (a "Notice of Commitment Increase") shall be in the form of Exhibit C-2 and specify therein:

               (i) the effective date of such increase, which date (the requested "Commitment Increase Effective Date") shall be no earlier than five Business Days after receipt by the Administrative Agent of such notice;

               (ii) the amount of the requested increase; provided, however, that after giving effect to such requested increase, the Aggregate Commitment shall not exceed $500,000,000;

               (iii) the identity of the then Lenders, if any, which have agreed with the Borrower to increase their respective Commitments in an amount such that their respective Percentage after giving effect to such requested increase will be the same or greater than their respective Percentages prior to giving effect to such requested increase (each such then Lender being a then "Increasing Lender"), each other Lender which has agreed to increase its Commitment in an amount such that its Lender's Percentage after giving effect to such a requested increase will be less than its Lender's Percentage prior to giving effect to such requested increase (each such Lender being a "Partially Increasing Lender") and the identity of each financial institution not already a Lender, if any, which has agreed with the Borrower to become a Lender to effect such requested increase in the Aggregate Commitment (each such assignee shall be reasonably acceptable to the Administrative Agent and each such assignee being a then "New Lender" and each Lender which has not agreed to increase its Commitment being a "Reducing Lender"); and

               (iv) the amount of the respective Commitments of the then existing Lenders and such New Lenders from and after the effective date of such increase.

     On or before each Commitment Increase Effective Date:

               (i) the Borrower, each Increasing Lender, each Partially Increasing Lender and each then New Lender shall execute and deliver to the Administrative Agent for its acceptance, as to form, documentation embodying the provisions of the Notice of Commitment Increase relating to the increase in the Aggregate Commitment to be effected on such Commitment Increase Effective Date; and

               (ii) upon acceptance of such documentation by the Administrative Agent, which acceptance shall not be unreasonably withheld, and so long as no Default or Unmatured Default has occurred and is continuing, (A) the Administrative Agent shall give prompt notice of such acceptance to each Lender, (B) it shall become effective, and the Aggregate Commitment shall be increased to the amount specified therein, on such Commitment Increase Effective Date, (C) the Administrative Agent shall record each New Lender's information in the Register, and the Borrower shall execute and deliver to each then New Lender, upon written request by such New Lender, a Committed Note payable to the order of such Lender in the face principal amount equal to such Lender's Commitment and a Competitive Bid Note and (D) upon written request by a Lender, the Borrower shall execute and deliver to each such Increasing Lender and each such Partially Increasing Lender, against receipt by the Borrower of such Lender's then existing Committed Note, if any, a new Committed Note in the face principal amount equal to such Lender's Commitment after giving effect to such Commitment increase.

     On each Commitment Increase Effective Date:

               (i) each then New Lender and each then Increasing Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such Lenders' New Funds Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute Committed Loans made by such Lender to the Borrower pursuant to Section 2.1 on such Commitment Increase Effective Date; and

               (ii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Lender and to each Partially Increasing Lender its Reduction Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute a prepayment by the Borrower pursuant to
          Section 2.9, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Committed Loans of such Lender.

          The Administrative Agent shall record each then New Lender's, each then Increasing Lender's and each then Partially Increasing Lender's information in the Register. Also effective as of each Commitment Increase Effective Date, each then New Lender and each then Increasing Lender shall be deemed to have purchased and had transferred to it, and each then Reducing Lender and each Partially Increasing Lender shall be deemed to have sold and transferred to such New Lenders and Increasing Lenders, such undivided interest and participation in such Reducing Lender's and such Partially Increasing Lender's interest and participation in all then outstanding Letters of Credit, the obligations of the Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing as is necessary so that such undivided interests and participations of all Lenders (including each then New Lender) shall accord with their respective Lender's Percentages after giving effect to the increase in the Aggregate Commitment on such Commitment Increase Effective Date."

     D. The Credit Agreement is amended by adding Exhibit C-2 attached hereto to the Credit Agreement as Exhibit C-2.

     E. The Credit Agreement is amended by replacing Schedule 2 to the Credit Agreement with Schedule 2 to this Amendment.

     SECTION 2. To induce the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date).

     SECTION 3. The effectiveness of this Amendment is conditioned upon receipt by the Administrative Agent of counterparts hereof duly executed by Borrower, each Lender, each Issuer, the Administrative Agent, the Syndication Agent and the Documentation Agent.

     SECTION 4.  Upon the effectiveness hereof as provided in the foregoing
Section 3, this Amendment (or the portions thereof) shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and con firmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 5. THIS AMENDMENT SHALL BE A CONTRACT GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. All obligations of the Borrower and rights of the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent expressed herein shall be in addition to and not in limitation of those provided by applicable law. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such pro vision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     SECTION 6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

     SECTION 7. This Amendment shall be binding upon the Borrower and the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent and the successors and assigns of any of the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent.

     SECTION 8. EACH OF THE BORROWER, THE LENDERS, THE ISSUERS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE DOCUMENTATION AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE BORROWER, THE LENDERS, THE ISSUERS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT OR THE DOCUMENTATION AGENT. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

     SECTION 9. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent have executed this Agreement as of the date first above written.

                                 DYNEGY INC.


                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 1000 Louisiana, Suite 5800
                                 Houston, TX 77002
                                 Attn: Senior Vice President and
                                       Chief Financial Officer
                                 Telephone No.:  (713) 507-6400

                                 with a copy to:

                                 Attn: Senior Vice President and General Counsel

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 Individually and as Administrative Agent

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 One First National Plaza
                                 Chicago, Illinois  60670
                                 Attn: Diversified Energy Division
                                 Telecopy No.:  312-732-3055

                                 with a copy to:

                                 The First National Bank of Chicago
                                 910 Travis St., 6th Floor
                                 Houston, Texas  77002
                                 Attn:  Helen Carr
                                 Telephone No.:  713-654-7335
                                 Telecopy No.:   713-654-7370

                                 THE CHASE MANHATTAN BANK,
                                 Individually and as Syndication Agent

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 600 Travis, 20th Floor
                                 Houston, Texas  77002
                                 Attn: _____________________________
                                 Telecopy No.:  (713) 216-4295

                                 CITIBANK, N.A.
                                 Individually and as Documentation Agent


                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 Attn: _____________________________
                                 Telecopy No.: _____________________

                                 ABN AMRO BANK, N.V.

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 Three Riverway, Suite 1700
                                 Houston, Texas  77056
                                 Attn:______________________________
                                 Telecopy No.:  713-629-7533

                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 700 Louisiana, 8th Floor
                                 Houston, Texas 77002-2725
                                 Attn:______________________________
                                 Telecopy No.:   (713) 247-6432

                                 THE BANK OF NOVA SCOTIA

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 600 Peachtree Street, N.E., Suite 2700
                                 Atlanta, Georgia  30308
                                 Attn:______________________________
                                 Telecopy No.:______________________

                                 THE BANK OF TOKYO-MITSUBISHI,
                                 LTD., HOUSTON AGENCY


                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 1100 Louisiana Street, Suite 2800
                                 Houston, Texas 77002-5216
                                 Attn:        David L. Denbina, P.E.
                                 Telecopy No.:  713/658-0116

                                 BANKBOSTON, N.A.


                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 100 Federal Street
                                 Mail Stop 01-08-04
                                 Boston, MA 02110
                                 Attn:   V. Ryan
                                 Telecopy No.:   (617) 434-3652

                                 CREDIT AGRICOLE INDOSUEZ


                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 600 Travis Street, Suite 2340
                                 Houston, Texas 77002
                                 Attn: Brian Knezeak
                                 Telecopy No.:   (713) 223-7029

                                 CREDIT LYONNAIS NEW YORK BRANCH


                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 1000 Louisiana, Suite 5360
                                 Houston, Texas 77002
                                 Attn: Darrell Stanley, Vice President
                                 Telecopy No.:   (713) 751-0307

                                 THE FUJI BANK, LIMITED, NEW YORK BRANCH


                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 Two World Trade Center
                                 79th Floor
                                 New York, New York

                                 Attn: Ms. Noshin Osman
                                 Telecopy No.: (212) 321-9407

                                 SOCIETE GENERALE, SOUTHWEST AGENCY

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 2001 Ross Avenue, Suite 4800
                                 Dallas, Texas  75201
                                 Attn: Lia Guerra
                                 Telecopy No.: (214) 754-0171

                                 THE TORONTO-DOMINION BANK

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 31 West 52nd Street
                                 New York, NY 10019-6101
                                 Attn:______________________________
                                 Telecopy No.:  (212) 262-1929

                                 WESTDEUTSCHE LANDESBANK
                                 GIROZENTRALE, NEW YORK BRANCH


                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 By:________________________________
                                 Print Name:________________________
                                 Title:_____________________________

                                 1211 Avenue of the Americas, 23rd Floor
                                 New York, NY 10036
                                 Attn:______________________________
                                 Telecopy No.:   (212) 852-6307

                                 EXHIBIT "C-2"

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670
Attention:  Petroleum and Mining Division
Telecopier: (312) 732-7235

cc:  The First National Bank of Chicago
     1100 Louisiana, Suite 3200
     Houston, Texas 77002
     Attention: Helen A. Carr
     Telecopier: (713) 654-7370

Date: ________________________

                         Notice of Commitment Increase

     Reference is made to the 364 Day Revolving Credit Agreement, dated as of May 27, 1998, among Dynegy Inc. formerly known as NGC Corporation, a Delaware corporation, as Borrower (the "Borrower"), the Lenders (parties thereto), The First National Bank of Chicago, as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent and Citibank, N.A., as Documentation Agent (as amended, modified and supplemented to the date hereof, the "Agreement"). Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Agreement. The undersigned hereby gives notice pursuant to Section 2.25 of the Agreement of its intent to increase the Aggregate
Commitment by the amount of $             , effective
(the "Commitment Increase Effective Date"). The existing Lenders agreeing to increase their commitments and the assignees agreeing to become New Lenders to effect such requested increase are identified below.

     From and after the Commitment Increase Effective Date, the respective Commitments of the existing Lenders agreeing to increase their commitments and the New Lenders will be as set forth below (and Schedule 2 shall be deemed to be amended to reflect the same):

Existing Lenders:                     Commitment

___________________                   $_____________

___________________                   $_____________

___________________                   $_____________

___________________                   $_____________

Existing Lenders:                     Commitment

___________________                   $_____________

___________________                   $_____________

New Lenders:                          Commitment

___________________                   $_____________

___________________                   $_____________

___________________                   $_____________

___________________                   $_____________

___________________                   $_____________

___________________                   $_____________


     The undersigned Authorized Officer represents and warrants that (a) the increase requested hereby complies with the requirements of Section 2.25 of the Agreement and (b) no Default or Unmatured Default exists as of the date hereof and no Default will exist on the Commitment Increase Effective Date.


                                 ___________________________________

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

                                   SCHEDULE 2

                                  COMMITMENTS



The First National Bank of Chicago                          $ 42,500,000
Bank of America National Trust and Savings Association        40,000,000
The Chase Manhattan Bank                                      40,000,000
Citibank, N.A.                                                40,000,000
ABN-AMRO Bank, N.V.                                           30,000,000
BankBoston, N.A.                                              30,000,000
Credit Lyonnais New York Branch                               30,000,000
The Toronto-Dominion Bank                                     30,000,000
Westdeutsche Landesbank Girozentrale, New York Branch         30,000,000
Societe Generale, Southwest Agency                            20,000,000
The Bank of Nova Scotia                                       17,500,000
The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency            17,500,000
The Fuji Bank, Limited, Houston Agency                        17,500,000
Credit Agricole Indosuez                                      15,000,000
TOTAL                                                       $400,000,000